Exhibit 99.1

November 9, 2021

Zeta Announces Record Third Quarter 2021 Financial Results

•	Delivered record revenue of $115.1 million, an increase of 21% year over year, or 25% excluding $3 million of prior year Presidential cycle revenue, and 8% quarter over quarter

•	Grew scaled customer count, scaled customer ARPU, and direct platform revenue quarter over quarter

•	Booked six multi-year deals for $16 million in total contract value with over 90% recurring revenue

•	Increasing fourth quarter and full year 2021 revenue and Adjusted EBITDA guidance

•	Analysts and investors invited to attend Zeta’s inaugural customer conference, Zeta Live, on November 16 & 17

NEW YORK — Zeta (NYSE: ZETA), a cloud-based marketing technology company that empowers enterprises to acquire, grow, and retain customers, today announced financial results for the quarter ended September 30, 2021.

“Our third quarter results demonstrate our strong strategic position, competitive differentiation, and growing sales capacity,” said David A. Steinberg, Co-founder, Chairman & CEO of Zeta. “Through our patented AI, proprietary first party data, and omni-channel activation capabilities, we saw an increase in competitive displacements, average solutions per customer, and further progression in strategic deal size. Disruption in the digital ecosystem is driving marketing technology in our direction, and the need for data-driven, identity-based marketing is expanding our TAM.”

“The third quarter was another example of Zeta executing on both its near and long-term objectives” said Chris Greiner, Zeta’s CFO. “The scaling of our go-to-market is ahead of pace. We are making significant progress refocusing the business toward higher margin, higher recurring revenue streams, which in turn is generating operating leverage throughout the P&L. Increasing our revenue and profit guidance moves us even closer to our long-term targets.”

Third Quarter 2021 Financial Highlights

(Unless otherwise noted, all comparisons are to the third quarter of 2020)

•	Total revenue of $115.1 million, an increase of 21% as reported or 25% excluding the 2020 Presidential cycle. Total revenue grew 8% sequentially.

•	Direct platform revenue made up 74% of total revenue compared to 66% in the third quarter of 2020.

•	Six of our ten largest industry verticals grew greater than 30%.

•	Increased number of use cases and channels per scaled customer.

•	Scaled customer count of 347 compared to 343 in the second quarter of 2021.

•	Scaled customer ARPU over $320,000 compared to $299,000 in the second quarter of 2021.

•	Lowered the cost of revenue percentage to 37.6%, excluding stock based compensation, down 510 basis points from the third quarter of 2020 and down 160 basis points sequentially.

•	GAAP Operating loss of $66.9 million, compared to an operating income of $0.6 million, driven primarily by $69.3 million of stock-based compensation expense compared to $0.03 million.

•	GAAP net loss of $69.1 million, compared to a net loss of $13.0 million.

•	GAAP diluted loss per share of $0.53 compared to a loss per diluted share of $0.51.

•	Cash Flow from Operations of $10.2 million, compared to $7.0 million.

•	Adjusted EBITDA of $16.0 million, an increase of 30% compared to $12.3 million in the third quarter of 2020.

Fourth Quarter and Full Year 2021 Guidance

Zeta anticipates revenue and adjusted EBITDA to be in the following ranges:

Fourth quarter 2021

•

Revenue of $121 million to $124 million, a year-over-year increase of 6% to 9%, or an increase of 19% to 21% after excluding the $12 million of non-recurring revenue associated with the U.S. presidential election in the fourth quarter of 2020.

•	Adjusted EBITDA in the range of $20.6 million to $21.1 million, a year-over-year increase of 16% to 19% and an adjusted EBITDA margin of 16.6% to 17.4%.

Full year 2021

•

Increasing revenue to a range of $445 million to $448 million from $432 million to $436 million. Revised guidance represents a year-over-year increase of 21% to 22%, or an increase of 26% to 27% after excluding the $15 million of non-recurring revenue associated with the U.S. presidential election in the second half of 2020 (with $3 million in the third quarter of 2020 and $12 million in the fourth quarter of 2020).

•

Increasing Adjusted EBITDA to a range of $61.0 million to $61.5 million from $55.5 million to $57.5 million. Revised guidance represents a year-over-year increase of 54% to 55% and an adjusted EBITDA margin of 13.6% to 13.8%.

Investor Conference Call and Webcast

Zeta posted prepared remarks on its investor relations website at https://investors.zetaglobal.com/ and will host a conference call today, Tuesday, November 9, 2021, at 5:00pm Eastern Time to discuss financial results for the third quarter of 2021. The live webcast of the conference call can be accessed from the Company’s investor relations website, https://investors.zetaglobal.com/ where it will remain available for one year.

About Zeta

Zeta Global Holdings Corp. is a leading data-driven, cloud-based marketing technology company that empowers enterprises to acquire, grow and retain customers for a lower cost than they can achieve without us. The Company’s Zeta Marketing Platform (the “ZMP”) is the largest omnichannel marketing platform with identity data at its core. The ZMP analyzes billions of structured and unstructured data points to predict consumer intent by leveraging sophisticated artificial intelligence to personalize experiences at scale. Founded in 2007 by David A. Steinberg and John Sculley, the Company is headquartered in New York City. For more information, please go to www.zetaglobal.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook, “guidance” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results.

The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to: the impact of COVID-19 on the global economy, our customers, employees and business; potential fluctuations in our operating results, which could make our future operating results difficult to predict; our ability to innovate and make the right investment decisions in our product offerings and platform; our ability to attract and retain customers, including our scaled customers; our ability to manage our growth effectively; our ability to collect and use data online; the standards that private entities and inbox service providers adopt in the future to regulate the use and delivery of email may interfere with the effectiveness of our platform and our ability to conduct business; a significant inadvertent disclosure or breach of confidential and/or personal information we process, or a security breach of our or our customers’, suppliers’ or other partners’ computer systems; and any disruption to our third-party data centers, systems and technologies. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The fourth quarter and full year 2021 guidance items provided herein are based on Zeta’s current estimates and are not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Zeta undertakes no duty to update any forward-looking statements or estimates.

Availability of Information on Zeta’s Website and Social Media Profiles

Investors and others should note that Zeta routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Zeta investors website at https://investors.zetaglobal.com (“Investors Website”). We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Investors Website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Zeta to review the information that it shares at the Investors Website and to regularly follow our social media profile links located at the bottom of the page on www.zetaglobal.com. Users may automatically receive email alerts and other information about Zeta when enrolling an email address by visiting “Investor Email Alerts” in the “Resources” section of the Investors Website.

Social Media Profiles:

www.twitter.com/zetaglobal

www.facebook.com/ZetaGlobal/

www.linkedin.com/company/zetaglobal

www.instagram.com/zetaglobal/

The Following Definitions Apply to the Terms Used Throughout This Release

•

Direct Platform and Integrated Platform: When the Company generates revenues entirely through the Company platform, the Company considers it Direct Platform Revenue. When the Company generates revenue by leveraging its platform’s integration with third parties, it is considered Integrated Platform Revenue.

•

Scaled Customers: We define scaled customers as customers from which we generated more than $100,000 in revenue per year. We calculate the number of scaled customers at the end of each quarter and on an annual basis as the number of customers billed during each applicable period. We believe the scaled customers measure is both an important contributor to our revenue growth and an indicator to investors of our measurable success.

•

Scaled Customer ARPU: We calculate the scaled customer ARPU as revenue for the corresponding period divided by the average number of scaled customers during that period. We believe that scaled customer ARPU is useful for investors because it is an indicator of our ability to increase revenue and scale our business

•

Total Addressable Market (TAM): We sized our market using a bottom-up approach. We believe the size of our total addressable market to be approximately $36 billion. We calculated this figure by first estimating the total number of U.S. Large Enterprises, derived from U.S. Census Bureau data and which we define as firms with over 1,500 employees. We then further segmented the U.S. Large Enterprises by industry verticals in which Zeta maintains most relevance, yielding 9,558 companies. We multiplied this number of relevant U.S. Large Enterprises by our scaled customer ($1M+) ARPU of approximately $3.8 million, derived from internal Company data for the year ended December 31, 2020, to arrive at the TAM.

Non-GAAP Measures

In order to assist readers of our condensed unaudited consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes, we describe our non-GAAP measures below. We believe these non-GAAP measures are useful to investors in evaluating our performance by providing an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted EBITDA is a non-GAAP financial measure defined as net loss adjusted for interest expense, depreciation and amortization, stock-based compensation, income tax provision / (benefit), acquisition related expenses, restructuring expenses, change in fair value of warrants and derivative liabilities, certain dispute settlement expense, certain non-recurring IPO related expenses and other expense / (income). Acquisition related expenses and restructuring expenses primarily consist of severance and other personnel-related costs which we do not expect to incur in the future as acquisitions of businesses may distort the comparability of the results of operations. Change in fair value of warrants and derivative liabilities is a non-cash expense related to periodically recording “mark-to-market” changes in the valuation of derivatives and warrants. Other expenses / (income) consist of non-cash expenses such as changes in fair value of acquisition related liabilities, gains and losses on extinguishment of acquisition related liabilities, gains and losses on sales of assets and foreign exchange gains and losses. In particular, we believe that the exclusion of stock-based compensation, certain dispute settlement expenses and non-recurring IPO related expenses that are not related to our core operations provides measures for period-to-period comparisons of our business and provides additional insight into our core controllable costs. We exclude these charges because these expenses are not reflective of ongoing business and operating results.

Adjusted EBITDA margin is a non-GAAP metric defined as adjusted EBITDA divided by the total revenues for the same period. Adjusted EBITDA and adjusted EBITDA margin provide us with a useful measure for period-to-period comparisons of our business as well as comparison to our peers. We believe that these non-GAAP financial measures are useful to investors in analyzing our financial and operational performance. Our use of adjusted EBITDA and adjusted EBITDA margin has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other GAAP-based financial performance measures, including revenues and net loss.

We calculate forward-looking non-GAAP Adjusted EBITDA and Adjusted EBITDA margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA and Adjusted EBITDA margin guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Contacts:

Investor Relations

Scott Schmitz

ir@zetaglobal.com

Press

Megan Rose

press@zetaglobal.com

in

ZETA GLOBAL HOLDINGS CORP.

Condensed Unaudited Consolidated Balance Sheets

(In thousands, except shares, per share and par values)

	As of September 30, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$116,180	$50,725
Accounts receivable, net of allowance of $2,046 and $2,207 as of September 30, 2021 and December 31, 2020, respectively	72,785	79,366
Prepaid expenses	5,820	3,903
Other current assets	3,058	7,374

Total current assets	197,843	141,368

Property and equipment, net	5,869	6,117
Website and software development costs, net	38,477	32,891
Intangible assets, net	28,932	28,591
Goodwill	81,917	76,432
Deferred tax assets, net	195	366
Other non-current assets	1,063	521

Total non-current assets	156,453	144,918

Total assets	$354,296	$286,286

LIABILITIES AND STOCKHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$27,905	$40,976
Accrued expenses	50,619	44,622
Acquisition related liabilities	16,155	6,018
Deferred revenue	2,739	4,053
Other current liabilities	5,044	8,310

Total current liabilities	102,462	103,979

Non-current liabilities:
Long-term borrowings	183,528	189,693
Acquisition related liabilities	8,731	17,137
Warrants and derivative liabilities	—	58,100
Other non-current liabilities	3,790	2,387

Total non-current liabilities	196,049	267,317

Total liabilities	$298,511	$371,296

Commitments and contingencies
Mezzanine equity:
Redeemable convertible preferred stock $0.001 per share par value, up to 60,137,979 shares authorized and 39,223,194 shares issued and outstanding as of December 31, 2020	—	154,210
Stockholders’ equity / (deficit):
Series A common stock $0.001 per share value, up to 204,220,800 shares authorized, 112,012,693 shares issued and outstanding as of December 31, 2020	—	112
Treasury common stock, 8,195,464 shares repurchased at a weighted average price of $2.86 per share	(23,469)	(23,469)
Series B common stock $0.001 per share par value, up to 3,400,000 shares authorized, 3,054,318 shares issued and outstanding as of December 31, 2020	—	3
Class A common stock, par value $0.001 per share par value, up to 3,750,000,000 shares authorized and 155,022,167 shares issued and outstanding as of September 30, 2021	155	—
Class B common stock, par value $0.001, up to 50,000,000 shares authorized and 37,856,095 shares issued and outstanding as of September 30, 2021	38	—
Additional paid-in capital	511,929	28,425
Accumulated deficit	(430,679)	(242,254)
Accumulated other comprehensive loss	(2,189)	(2,037)

Total stockholders’ equity / (deficit)	55,785	(239,220)

Total liabilities and stockholders’ equity / (deficit)	$354,296	$286,286

ZETA GLOBAL HOLDINGS CORP.

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues	$115,133	$95,284	$323,492	$253,674

Operating expenses:
Cost of revenues (excluding depreciation and amortization)(1)	44,525	40,705	125,709	100,530
General and administrative expenses(1)	50,643	17,150	135,682	53,270
Selling and marketing expenses(1)	60,537	18,269	163,952	54,359
Research and development expenses(1)	13,998	6,905	50,285	23,789
Depreciation and amortization	11,783	10,133	33,135	30,171
Acquisition related expenses	480	1,230	1,516	4,321
Restructuring expenses	30	259	467	1,950

Total operating expenses	181,996	94,651	510,746	268,390

(Loss) / income from operations	(66,863)	633	(187,254)	(14,716)
Interest expense	1,342	3,823	5,705	12,548
Other expenses / (income), net	496	(188)	1,031	(546)
Gain on extinguishment of debt	—	—	(10,000)	—
Change in fair value of warrants and derivative liabilities	—	9,700	5,000	16,400

Total other expenses	1,838	13,335	1,736	28,402

Loss before income taxes	(68,701)	(12,702)	(188,990)	(43,118)
Income tax provision / (benefit)	428	301	(565)	1,319

Net loss	$(69,129)	$(13,003)	$(188,425)	$(44,437)

Other comprehensive (loss) / income
Foreign currency translation adjustment	(77)	272	(152)	(516)

Total comprehensive loss	$(69,206)	$(12,731)	$(188,577)	$(44,953)

Net loss per share
Net loss	$(69,129)	$(13,003)	$(188,425)	$(44,437)
Cumulative redeemable convertible preferred stock dividends	—	3,774	7,060	11,150

Net loss available to common stockholders	$(69,129)	$(16,777)	$(195,485)	$(55,587)

Basic loss per share	$(0.53)	$(0.51)	$(2.60)	$(1.70)
Diluted loss per share	$(0.53)	$(0.51)	$(2.60)	$(1.70)
Weighted average number of shares used to compute net loss per share
Basic	129,731,980	32,607,357	75,313,520	32,607,373
Diluted	129,731,980	32,607,357	75,313,520	32,607,373

(1)	The Company recorded the total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Cost of revenues (excluding depreciation and amortization)	$1,183	$—	$1,449	$—
General and administrative expenses	28,243	26	70,868	79
Selling and marketing expenses	35,114	—	94,626	—
Research and development expenses	4,803	—	21,670	—

Total	$69,343	$26	$188,613	$79

ZETA GLOBAL HOLDINGS CORP.

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(188,425)	$(44,437)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,135	30,171
Stock-based compensation	188,613	79
Deferred income taxes	(1,635)	(170)
Change in fair value of warrant and derivative liabilities	5,000	16,400
Gain on extinguishment of debt	(10,000)	—
Other, net	2,509	2,880
Changes in non-cash working capital (net of acquisitions):
Accounts receivable	7,423	28,967
Prepaid expenses	(1,917)	(450)
Other current assets	4,316	349
Other non-current assets	(542)	1,294
Deferred revenue	(1,314)	184
Accounts payable	(17,961)	(325)
Accrued expenses and other current liabilities	2,762	(19,405)
Other non-current liabilities	1,402	1,105

Net cash provided by operating activities	23,366	16,642

Cash flows from investing activities:
Capital expenditures	(6,883)	(1,903)
Website and software development costs	(13,421)	(17,505)
Business and asset acquisitions, net of cash acquired	(2,159)	—

Net cash used for investing activities	(22,463)	(19,408)

Cash flows from financing activities:
Proceeds from initial public offering, net of issuance costs	126,538	—
Cash paid for acquisition related liabilities	(64)	(496)
Proceeds from term loan, net of issuance cost	183,311	—
Proceeds from paycheck protection program loan	—	10,000
Repurchase of restricted stock	(64,468)	—
Exercise of warrants and options	110	—
Repayments against the credit facilities	(180,745)	(3,500)

Net cash provided by financing activities	64,682	6,004

Effect of exchange rate changes on cash and cash equivalents	(130)	(102)

Net increase in cash and cash equivalents	65,455	3,136

Cash and cash equivalents, beginning of period	50,725	37,818

Cash and cash equivalents, end of period	$116,180	$40,954

Supplemental cash flow disclosures including non-cash activities:
Cash paid for interest	$5,673	$10,330
Cash paid for income taxes, net	$1,294	$1,224
Liability established in connection with acquisitions	$1,795	$—
Shares issued in connection with acquisitions and other agreements	$6,650	$423
Dividends on redeemable convertible preferred stock settled in Company’s equity	$60,082	$—
Non-cash settlement of warrants and derivative liabilities	$63,100	$—
Capitalized stock-based compensation as website and software development costs	$8,830	$—
Non-cash consideration for website and software development costs	$45	$770

ZETA GLOBAL HOLDINGS CORP.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net loss	$(69,129)	$(13,003)	$(188,425)	$(44,437)
Net loss margin	(60.0)%	(13.6)%	(58.2)%	(17.5)%
Add back:
Interest expense	1,342	3,823	5,705	12,548
Income tax provision / (benefit)	428	301	(565)	1,319
Depreciation and amortization	11,783	10,133	33,135	30,171
Stock-based compensation	69,343	26	188,613	79
IPO related expenses	—	—	2,705	—
Gain on extinguishment of debt	—	—	(10,000)	—
Acquisition related expenses	480	1,230	1,516	4,321
Restructuring expenses	30	259	467	1,950
Change in fair value of warrants and derivative liabilities	—	9,700	5,000	16,400
Dispute settlement expense	1,196	—	1,196	—
Other expenses / (income)	496	(188)	1,031	(546)

Adjusted EBITDA	$15,969	$12,281	$40,378	$21,805

Adjusted EBITDA margin	13.9%	12.9%	12.5%	8.6%